EXHIBIT 4

                            BACKUP PURCHASE AGREEMENT


                  BACKUP PURCHASE AGREEMENT, dated as of July 2, 2001 (this "AGREEMENT"), among Z-Tel Communications, Inc. a Delaware corporation ("COMMUNICATIONS"), Touch 1 Communications, Inc., an Alabama corporation, ("TOUCH 1" and, together with Communications, the "COMPANIES"), The 1818 Fund III, L.P. (the "FUND"), and the other investors whose signatures appear on the signature pages hereto (the "ADDITIONAL INVESTORS" and, together with the Fund, the "INVESTORS").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Stock and Warrant Purchase Agreement, dated July 2, 2001 (the "INVESTMENT AGREEMENT"), among Z-Tel Technologies, Inc., the sole shareholder of Communications and Touch 1 (the "PARENT"), and the Investors, the Investors have agreed severally to purchase shares of the Parent's 12% Junior Redeemable Convertible Preferred Stock, Series G (the "PREFERRED SHARES");

                  WHEREAS, in order to induce the Investors to purchase the Preferred Shares, the Parent has agreed to redeem the Preferred Shares under certain circumstances in accordance with the terms and conditions of the Z-Tel Technologies, Inc. Certificate of Designation of 12% Junior Redeemable Convertible Preferred Stock, Series G (the "CERTIFICATE OF DESIGNATION");

                  WHEREAS, the Parent and the Companies are engaged in related businesses, and the Companies will derive substantial direct and indirect benefit from the funds received by the Parent in connection with the sale of the Preferred Shares;

                  WHEREAS, it is a condition precedent to the obligation of the Investors to purchase the Preferred Shares under the Investment Agreement that the Companies shall have executed and delivered this Agreement for the benefit of the Investors; and

                  NOW, THEREFORE, in consideration of the premises and to induce the Investors to enter into the Investment Agreement and to induce the Investors to purchase the Preferred Shares, the Companies, jointly and severally, agree with the Investors, as follows:

         Section 1.        DEFINED TERMS.

         (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Certificate of Designation.

                  "CARRIER CONTRACTS" has the meaning assigned in the Investment Agreement.

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                                                                               2

                  "CONTRACTUAL OBLIGATION" as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "DOCUMENTS" has the meaning assigned in Section 6(b).

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, property, condition (financial or otherwise) or prospects of the Companies or (b) the validity or enforceability of this or any of the other Documents or the rights or remedies of the Investors hereunder or thereunder.

                  "OBLIGATIONS" means the prompt and complete payment and performance of all of the Companies' obligations hereunder.

                  "PARENT DEFAULT" means the failure of the Parent (for any reason whatsoever) to redeem all of the then-outstanding Preferred Shares on the Applicable Redemption Date and pay in full the Applicable Redemption Price on or prior to such date in accordance with the provisions of the Certificate of Designation.

                  "REQUIREMENT OF LAW" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "UNREDEEMED PREFERRED SHARES" means any Preferred Shares held by the Investors, their successors or assigns following the Applicable Redemption Date with respect to which the Parent has not deposited funds for redemption in accordance with the provisions of the Certificate of Designation.

         (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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                                                                               3

         Section 2.        PURCHASE OBLIGATION.

         (a) The Companies shall, on the first Business Day following a Parent Default, purchase all Unredeemed Preferred Shares at a price per share equal to the Applicable Redemption Price payable by the Parent pursuant to the provisions of the Certificate of Designation, payable in immediately available funds and otherwise in accordance with the provisions of the Certificate of Designation.

         (b) On the first Business Day following a Parent Default, the Companies shall deposit for the benefit of the holders of Preferred Shares to be purchased the funds necessary for such purchase with a bank or trust company having capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption as provided in the Certificate of Designation to holders of Preferred Shares upon surrender of certificates for such shares; PROVIDED, HOWEVER, that the making of such deposit shall not release the Companies from any obligations hereunder. Any moneys so deposited by the Companies and unclaimed at the end of two years from the date of the Parent Default shall revert to the Companies and, upon demand, such bank or trust company shall pay over to the Companies such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of Unredeemed Preferred Shares so redeemed shall look only to the Companies and the Parent for the payment of the full Applicable Redemption Amount.

         (c) All obligations of the Companies hereunder shall be joint and several.

         Section 3. AMENDMENTS, ETC. WITH RESPECT TO OBLIGATIONS. The Companies shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Companies and without notice to or further assent by the Companies, any demand for payment of any of the Obligations made by the Investors may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Investors, and the Investment Agreement, the Certificate of Designation and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time. The Investors shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or any property subject thereto. When making any demand hereunder against the Companies, the Investors may, but shall be under no obligation to, make a similar demand on the Parent and any failure by the Investors to make any such demand or to collect any payments from the Parent or any release of the Parent shall not relieve the Companies in respect of which a demand or collection is not made, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Investors against the Companies. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         Section 4. WAIVER. The Companies waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance

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                                                                               4

by the Investors upon this Agreement or acceptance of this Agreement, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement and all dealings between the Companies or the Parent, on the one hand, and the Investors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Companies waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Parent or the Companies with respect to the Obligations. The Companies understand and agree that this Agreement shall be construed as a continuing, absolute and unconditional guarantee of the Companies to purchase the Preferred Shares in accordance with the terms hereof without regard to (a) the validity, regularity or enforceability of this Agreement, any of the Obligations or any other Documents or (b) any other circumstance whatsoever (with or without notice to or knowledge of the Parent or the Companies) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Parent or the Companies for the Obligations, under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Companies, the Investors may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Parent or against any collateral for the Obligations, and any failure by the Investors to pursue such other rights or remedies or to collect any payments from the Parent or any such other Person or to realize upon any such collateral or any release of the Parent or any such other Person or any such collateral, shall not relieve the Companies of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Investors against the Companies. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Companies and the successors and assigns thereof, and shall inure to the benefit of the Investors, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Companies under this Agreement shall have been satisfied by payment in full.

         Section 5. REINSTATEMENT. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Investors upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Companies or the Parent, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Companies or the Parent or any substantial part of its property, or otherwise, all as though such payments had not been made.

         Section 6. REPRESENTATIONS AND WARRANTIES. Each of the Companies, jointly and severally hereby represents and warrants that:

         (a) Each Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign

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                                                                               5

         corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Each Company has the corporate power and authority to execute, make, deliver and perform this Agreement and all agreements, instruments and certificates delivered from time to time in connection herewith to which it is a party (the "DOCUMENTS") and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Documents to which it is a party, except those which, in the aggregate, could not be reasonably expected to have a Material Adverse Effect if not obtained or made. This Agreement has been, and each other Document to which it is a party will be, duly executed and delivered on behalf of the Companies. This Agreement constitutes, and each other Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Companies enforceable against them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (c) The execution, delivery and performance of the Documents to which each Company is a party will not violate the terms of Carrier Contracts, any material Requirement of Law or any other material Contractual Obligation of either Company and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement).

         (d) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of either Company, threatened by or against either Company or against any of its or their respective properties or revenues (i) with respect to any of the Documents or any of the transactions contemplated hereby or thereby, or (ii) which could reasonably be expected to have a Material Adverse Effect.

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                                                                               6

         Section 7. COVENANT. Each Company hereby covenants and agrees that the Carrier Contracts shall continue to arise in the Companies, in the ordinary course of business, from and after the date of this Agreement until the Obligations are satisfied.

         Section 8. SURVIVAL OF PROVISIONS. All warranties, representations and covenants made by the Companies in or under this Agreement shall be considered to have been relied upon by the Investors and shall survive the execution and delivery of this Agreement and the issuance of the Preferred Stock.

         Section 9. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:


         (a)      if to the Fund at the following address:

                           The 1818 Fund III, L.P.
                           c/o Brown Brothers Harriman & Co.
                           59 Wall Street
                           New York, New York 10005
                           Telecopier No.:  (212) 493-8429
                           Attention: Lawrence C. Tucker

                  with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Telecopier No.:  (212) 757-3990
                           Attention:  Marilyn Sobel, Esq.

         (b)      if to Communications at the following address:

                           Z-Tel  Communications, Inc.
                           6091 South Harbor Island Blvd.
                           Suite 220
                           Tampa, Florida 33602
                           Telecopier No.: (813) 273-6861
                           Attn: Jeffrey H. Kupor, Esq.

                  with a copy to:

                           Trenam Kemker
                           2700 Bank of America Plaza
                           Tampa, FL  33602
                           Fax:  813-229-6553
                           Attn:  Cary Ross, Esq.

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         (c)      if to Touch 1 at the following address:

                           Touch 1 Communications, Inc.
                           100 Brookwood Rd.
                           Atmore, AL 36502

                  with a copy to:

                           Trenam Kemker
                           2700 Bank of America Plaza
                           Tampa, FL  33602
                           Fax:  813-229-6553
                           Attn:  Cary Ross, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         Section 10. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Each of the Investors may assign any of its rights under this Agreement only to any of its Affiliates; PROVIDED, that any such Affiliate (including any limited partner) agrees to be bound by the provisions in this Agreement. Neither Company may assign any of its obligations under this Agreement without the written consent of the Investors. Except as provided in the Recitals, no Person other than the parties hereto is intended to be a beneficiary of this Agreement.

         Section 11. AMENDMENT AND WAIVER. No failure or delay on the part of the Companies or the Investors in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Investors at law, in equity or otherwise. Any amendment, supplement, modification or termination of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Companies from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given and shall be effective only when signed in writing by or on behalf of holders of at least 50% of the Common Stock issued and issuable upon conversion of the outstanding Series G Preferred shares (whether or not converted) (it being understood that the terms of this Agreement may be waived or amended with the written consent of holders of at least 50% of the Common Stock issued and issuable upon conversion of the outstanding Series G Preferred shares (whether or not converted)). Except where notice is specifically required by this Agreement, no notice to or demand on the Companies in

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                                                                               8

any case shall entitle the Companies to any other or further notice or demand in similar or other circumstances.

         Section 12. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 13. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 14. GOVERNING LAW. This Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         Section 15. JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought only in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in
Section 8, such service to become effective 10 days after such mailing.

         Section 16. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         Section 17. RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

         Section 18. ENTIRE AGREEMENT. This Agreement, together with the Certificate of Designations, the Investment Agreement exhibits and schedules thereto and the Documents (collectively, the "TRANSACTION DOCUMENTS"), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement and the Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.


                                   Z-TEL COMMUNICATIONS, INC.


                                   By:  /s/ D. Gregory Smith
                                        ---------------------------------------
                                        Name:   D. Gregory Smith
                                        Title:  President


                                   TOUCH 1 COMMUNICATIONS, INC.


                                   By:  /s/ D. Gregory Smith
                                        ---------------------------------------
                                        Name:   D. Gregory Smith
                                        Title:  Vice-President


                                   THE 1818 FUND III, L.P.

                                   By:  Brown Brothers Harriman & Co.
                                        General Partner


                                   By:  /s/ Lawrence C. Tucker
                                        ---------------------------------------
                                        Name:   Lawrence C. Tucker
                                        Title:  Partner

                  (Signature Page To Backup Purchase Agreement)

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.


                                   ADDITIONAL INVESTORS


                                   D. GREGORY SMITH

                                   By:  /s/ D. Gregory Smith
                                        ---------------------------------------
                                        Name:   D. Gregory Smith


                                   JEFFREY BOWDEN

                                   By:  /s/ Jeffrey Bowden
                                        ---------------------------------------
                                        Name:   Jeffrey Bowden


                                   FULMEAD VENTURES LIMITED

                                   By:  /s/ J. Hurley
                                        ---------------------------------------
                                        Name:   J. Hurley
                                        Title:  Director


                                   CHARLES MC DONOUGH

                                   By:  /s/ Charles McDonough
                                        ---------------------------------------
                                        Name:   Charles McDonough


                                   N. DUMAS GARRETT

                                   By:  /s/ N. Dumas Garret
                                        ---------------------------------------
                                        Name:   N. Dumas Garrett


                                   CHARLES HYMAN

                                   By:  /s/ Charles Hyman
                                        ---------------------------------------
                                        Name:   Charles Hyman


                                   MARK FEIGHNER

                                   By:  /s/ Mark Feighner
                                        ---------------------------------------
                                        Name:   Mark Feighner